EXHIBIT 99.1

For Immediate Release

C&F FINANCIAL CORPORATION

Monday, May 24, 2004

Contact:	Tom Cherry, Senior Vice President & CFO
(804) 843-23608

C&F Financial Corporation Announces

Quarterly Dividend

West Point, VA — The directors of C&F Financial Corporation (NASDAQ:CFFI) declared a cash dividend at their May board meeting. A regular dividend of $.22 per share is payable July 1, 2004 to shareholders of record on June 15, 2004.

C&F Financial Corporation operates fourteen retail bank branches located throughout the Peninsula to Richmond corridor in Virginia through its Citizens and Farmers Bank subsidiary and its division, Citizens and Commerce Bank. The Company provides mortgage, title and settlement services through C&F Mortgage Corporation’s fourteen offices and offers full investment services through its subsidiary C&F Investment Services, Inc. The Company also owns Moore Loans, Inc., a regional finance company with three offices providing automobile loans in Richmond, Roanoke, Hampton Roads and portions of eastern Tennessee.